                                   EXHIBIT "G"

                          WAIVER OF REGISTRATION RIGHTS

                           INVESTORS' RIGHTS AGREEMENT

         This Waiver (the "Waiver") is effective as of the 28th day of September, 1998 with respect to the Investors' Rights Agreement made as of the 24th day of December, 1997, by and among IgX Corp., a Delaware corporation (the "Company"), and NEGF II, L.P., English and Scottish PLC, Henry Venture II Limited, IX Limited, Morton I. Kamien, Lloyd E. Shefsky and Meriken Nominees (the "Original Investors"), as supplemented by the Amendment to Stock Purchase Agreement, effective as of February 1, 1998, by and among the Company, NEGF II, L.P., English and Scottish PLC, Henry Venture II Limited, Morton I. Kamien, Lloyd E. Shefsky and Meriken Nominees and Meriken Nominees and NEGF II, L.P., as additional investors; the Amendments to Stock Purchase Agreement, effective as of May 12, 1998, between the Company and English and Scottish PLC and Zorn Nominees Limited, respectively, as additional investors; the Amendment to Stock Purchase Agreement, effective as of May 13, 1998, between the Company and Meriken Nominees, as an additional investor; and the Amendment to Stock Purchase Agreement, effective as of May 14, 1998, between the Company and Sundial International Fund Limited, as an additional investor (the Original Investors and the additional investors, collectively the "Investors"; the Investors' Rights Agreement, as supplemented, the "Agreement"). Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                 R E C I T A L S

         WHEREAS, the Investors wish to waive the Investors' registration rights with respect to the Registrable Securities in connection with the Company's planned initial public offering (the "IPO") for which Josephthal & Co. Inc. is to act as lead underwriter, which IPO is expected to be consummated on or before December 31, 1998;

         WHEREAS, the Company wishes to consent to the Waiver;

         NOW, THEREFORE, the Investors hereby waive their registration rights under the Agreement as follows:

         1. Provided the IPO is consummated on or before December 31, 1998, the Investors hereby waive their registration rights under (a) clause (ii) of
Section 1.2.1. of the Agreement during the period beginning on the date six (6) months after the effective date of the registration statement for the IPO (the "Effective Date") and ending on the date one (1) year after the Effective Date, and (b) Section 1.3 of the Agreement during the period beginning on the Effective Date and ending on the date nine (9) months after the Effective Date.

         2. The Investors hereby agree that this Waiver shall apply to any transferee or assignee of the Investors.

         3. This Waiver shall be governed by and construed under the laws of the State of Delaware.

         4. Except as expressly waived hereby, the terms and conditions of the Agreement shall remain in full force and effect.

         5. This Waiver may be executed in any number of counterparts, and each of such counterparts shall for all purposes constitute one agreement, binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


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         IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

"Investors:"                      NEGF II, L.P.

                                  By:      New England Partners II, L.P.,
                                           its General Partner

                                  By:      NEGF Ventures, Inc.,
                                           its General Partner

                                  By:
                                     ------------------------------------------
                                         President

                                 Address:     One Boston Place, Suite 2100
                                              Boston, Massachusetts  02108-4406

                                 ENGLISH AND SCOTTISH, PLC

                                 By:
                                    -------------------------------------------
                                 Title:
                                       ----------------------------------------
                                 Address:
                                         --------------------------------------
                                         --------------------------------------


                                 HENRY VENTURE II LIMITED

                                 By:
                                    -------------------------------------------
                                        Albert J.  Henry, Chairman
                                 Address:     100 Market Street
                                              Douglas
                                              Isle of Man

                           [SIGNATURE PAGE TO WAIVER]
                       [SIGNATURES CONTINUE ON NEXT PAGE]


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                                  IX LIMITED

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------
                                  Address:
                                          -------------------------------------
                                          -------------------------------------


                                  ---------------------------------------------
                                  Morton I.  Kamien
                                  Address:     1500 Sheridan Road
                                               Wilmette, Illinois  60091


                                  MERIKEN NOMINEES

                                  By:
                                     ------------------------------------------
                                         Aiden Dougherty
                                  Address:   Alltrust & Banking Company, Ltd.
                                             The Aal Building
                                             4 North Church Street
                                             Georgetown, Grand Caymans
                                             Cayman Islands, British West Indies


                                  EASTERN BANK & TRUST COMPANY,
                                  TRUSTEE SHEFSKY & FROELICH LTD.
                                  PROFIT SHARING 401(k) PLAN F/B/O LLOYD
                                  E. SHEFSKY


                                  By:
                                     ------------------------------------------

                                  Address:



                           [SIGNATURE PAGE TO WAIVER]
                       [SIGNATURES CONTINUE ON NEXT PAGE]


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


                                  SUNDIAL INTERNATIONAL FUND LIMITED



                                  By:
                                     ------------------------------------------
                                  Address:



                                  ZORN NOMINEES LIMITED


                                  By:
                                     ------------------------------------------

                                  Address:


Consent to Waiver:                IgX CORP.


                                  By:
                                     ------------------------------------------
                                        Albert J.  Henry, Chairman
                                  Address: c/o 4370 La Jolla Village Dr., #400
                                           La Jolla, California  92122


                           [SIGNATURE PAGE TO WAIVER]


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